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Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001

Financial Guaranty Insurance Policy

                                                     Policy Number: 06030041
                                                     Control Number: 0010001

Issuing Entity: IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H1

Insured Obligations:
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$490,253,000 in aggregate principal amount of IndyMac Home Equity
Mortgage Loan Asset-Backed Trust, Series 2006-H1 Home Equity
Mortgage Loan Asset-Backed Notes, Series 2006-H1, Class A Notes
(the "Class A Notes")
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Indenture Trustee: Deutsche Bank National Trust Company

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of the right of Financial Guaranty to receive monthly premiums pursuant to the Sale and Servicing Agreement (as defined below) and the Insurance Agreement referred to therein, and subject to the terms of this Financial Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably agrees to pay each Insured Amount (as defined below) to the Indenture Trustee named above or its successor, as indenture trustee for the Holders of the Class A Notes, except as otherwise provided herein with respect to Preference Amounts. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement as in effect and executed on the date hereof, without giving effect to any subsequent amendment or modification to the Sale and Servicing Agreement unless such amendment or modification has been approved in writing by Financial Guaranty.

The following terms used herein shall have the meanings assigned to them below:

The term "Deficiency Amount" means, with respect to any Payment Date and the Class A Notes, an amount, if any, equal to the sum of:

      (1) the amount by which the aggregate amount of accrued interest on the Class A Notes (excluding any Relief Act Shortfalls and prepayment interest shortfalls on the mortgage loans during the related Collection Period) for that Payment Date, at the Note Rate for that Payment Date exceeds the amount on deposit in the Payment Account available for interest distributions on that Payment Date; and

      (2) either (a) with respect to any Payment Date that is not the Final Payment Date,

Form 9134
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Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001

Financial Guaranty Insurance Policy

            the amount by which the Note Principal Amount of the Class A Notes exceeds the Invested Amount; or (b) on the Final Payment Date, the aggregate outstanding principal balance of the Class A Notes to the extent otherwise not paid on that date.

The term "Relief Act Shortfalls" means shortfalls resulting from the application of the Servicemembers Civil Relief Act.

The term "Final Payment Date" for the Class A Notes means the Payment Date occurring in April 2036.

The term "Insured Amount" means with respect to (a) any Payment Date (1) any Deficiency Amount and (2) any Preference Amount and (b) any other date, any Preference Amount.

Financial Guaranty will pay a Deficiency Amount with respect to the Class A Notes by 12:00 noon (New York City time) in immediately available funds to the Indenture Trustee on the later of (i) the second Business Day following receipt in New York, New York on a Business Day by Financial Guaranty of a Notice from the Indenture Trustee that a Deficiency Amount is due in respect of the Class A Notes, and (ii) the Payment Date on which the related Deficiency Amount is payable to the Holders of the Class A Notes pursuant to the Sale and Servicing Agreement, for disbursement to the Holders of the Class A Notes in the same manner as other payments with respect to the Class A Notes are required to be made. Any Notice received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day.

If any portion or all of any amount that is insured hereunder that was previously distributed to a holder of Class A Notes is recoverable and sought to be recovered from such Holder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount by 12:00 noon on the second Business Day following receipt by Financial Guaranty on a Business Day of
(w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to Financial Guaranty that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Indenture Trustee and/or such Holder of the Class A Notes relating to or arising under such Preference Amount and constituting an appropriate instrument, in form satisfactory to Financial Guaranty, appointing Financial Guaranty as the agent of the Indenture Trustee and/or such Holder in respect of such Preference Amount, including without limitation in any legal proceeding relating to the Preference Amount, and (z) a Notice appropriately completed and executed by the Indenture Trustee or such Holder,

Form 9134
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Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001

Financial Guaranty Insurance Policy

as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Indenture Trustee or Holder of the Class A Notes directly (unless the Holder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order in which case payment shall be made to the Indenture Trustee for distribution to the Holder upon delivery of proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Class A Notes, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal, in which case Financial Guaranty shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. If any notice received by Financial Guaranty is not in proper form or is otherwise insufficient for the purpose of making a claim under this Policy, it will be deemed not to have been received by Financial Guaranty, and Financial Guaranty will promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty's own funds.

Upon payment of a Deficiency Amount hereunder, Financial Guaranty shall be fully subrogated to the rights of the Holders of the Class A Notes to receive the amount so paid. Financial Guaranty's obligations with respect to the Class A Notes hereunder with respect to each Payment Date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the Indenture Trustee on behalf of the Holders of the Class A Notes for payment to such Holders, as provided in the Sale and Servicing Agreement and herein, whether or not such funds are properly applied by the Indenture Trustee.

This Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on this Policy is not refundable for any reason, including the payment of any Class A Notes prior to their respective maturities. This Policy shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the Class A Notes shall have been paid in full and (ii) if any insolvency proceeding referenced in the third preceding paragraph with respect to which the Depositor is the debtor has been commenced on or prior to the date

Form 9134
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Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001

Financial Guaranty Insurance Policy

specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

This Policy will not cover Prepayment Interest Shortfalls or Relief Act Shortfalls nor does this Policy guarantee to the Holders of the Class A Notes any particular rate of principal payment. In addition, this Policy will not cover shortfalls, if any, attributable to the liability of the Depositor, the Issuing Entity, the Indenture Trustee or the Trust Estate for withholding taxes or REMIC liabilities, if any (including interest and penalties in respect of any liability for withholding taxes or REMIC liabilities). This Policy also will not cover the failure of the Indenture Trustee to make any payment required under the Sale and Servicing Agreement to the holder of a Class A Note.

To the fullest extent permitted by applicable law, Financial Guaranty hereby waives, solely for the benefit of Holders of the Class A Notes all defenses of any kind (including, without limitation, the defense of fraud in inducement or fact, any defense based on any duty claimed to arise from the doctrine of "utmost good faith" or any similar or related doctrine or any other circumstances that would have the effect of discharging a surety, guarantor or any other person in law or in equity) that Financial Guaranty otherwise might have asserted as a defense to its obligation to pay in full any amounts that have become due and payable in accordance with the terms and conditions of this Policy. Nothing in this paragraph, however, shall be deemed to constitute a waiver of any rights, remedies, claims or counterclaims that Financial Guaranty may have with respect to IndyMac Bank, F.S.B. or any of its affiliates.

A monthly premium shall be due and payable as provided in the Sale and Servicing Agreement and the Insurance Agreement.

This Policy is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THIS POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

"Notice" means a written notice in the form of Exhibit A to this Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Indenture Trustee to Financial Guaranty specifying the information set forth therein. "Holder" means, as to the Class A Notes, the person, other than the Issuing Entity, the Servicer and the Depositor, who, on the applicable Payment Date, is entitled under the terms of the Class A Notes to a payment thereon. "Indenture" means the Indenture relating to the Class A Notes by and between IndyMac ABS, Inc., as Depositor and Deutsche Bank National Trust Company, as Indenture Trustee, dated as of March 1, 2006. "Insurance

Form 9134
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Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001

Financial Guaranty Insurance Policy

Agreement" means the Insurance and Indemnity Agreement, among Financial Guaranty, IndyMac Bank, F.S.B., as Seller and Servicer, IndyMac ABS, Inc., as Depositor, the Issuing Entity, and the Indenture Trustee, dated as of March 31, 2006. "Sale and Servicing Agreement" means the Sale and Servicing Agreement, among IndyMac Bank, F.S.B., as Seller and Servicer, IndyMac ABS, Inc., as Depositor, the Issuing Entity and the Indenture Trustee, dated as of March 1, 2006.

In the event that payments under the Class A Notes are accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on the Class A Notes on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a payment shortfall in respect of the redemption of the Class A Notes by reason of the repurchase of the Trust Fund pursuant to Section 10.01 of the Indenture does not constitute acceleration for the purposes hereof.

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Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001

Financial Guaranty Insurance Policy

IN WITNESS WHEREOF, Financial Guaranty has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.


/s/ Howard C. Pfeffer                         /s/ Marty Joyce
---------------------------------             ---------------------------------
Name: Howard C. Pfeffer                       Name: Marty Joyce
President                                     Authorized Representative

Effective Date: March 31, 2006

Form 9134
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                                    EXHIBIT A

                              NOTICE OF NONPAYMENT
                    AND DEMAND FOR PAYMENT OF INSURED AMOUNTS

To:      Financial Guaranty Insurance Company
         125 Park Avenue
         New York, New York 10017
         (212) 312-3000
         Attention: Structured Finance Surveillance - IndyMac 2006-H1

         Telephone: (212) 312-3000
         Telecopier: (212) 312-3220

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         $490,253,000 in aggregate principal amount of IndyMac Home Equity
         Mortgage Loan Asset-Backed Trust, Series 2006-H1 Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H1, Class A Notes
         (the "Class A Notes")
         --------------------------------------------------------------------

Re:

                       Policy No. 06030041 (the "Policy")

Payment Date: _______________________________

We refer to that certain Indenture, dated as of March 1, 2006, by and between IndyMac ABS, Inc., as Depositor and Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture"), relating to the above referenced Class A Notes. All capitalized terms not otherwise defined herein or in the Policy shall have the same respective meanings assigned to such terms in the Indenture.

(a) The Indenture Trustee has determined under the Indenture that in respect of the Payment Date:

      (1) The insured portion of the payment on the Class A Notes in respect of the Payment Date that is due to be received on ______________ under the Indenture, is equal to $_____________, consisting of

            (A) $ ___________ in respect of interest on the Class A Notes, which is calculated as the amount by which:

                  (i) $____________, constituting the aggregate amount of accrued interest on the Class A Notes, excluding any Relief Act Shortfalls and Prepayment Interest Shortfalls, at the Note Rate, for the Payment Date; exceeds

                  (ii) $___________, representing the amount on deposit in the Payment Account available for interest payments to the Class A Notes on such Payment Date; plus

            (B) $_____________ in respect of principal of the Class A Notes, which is calculated as the amount by which

                  (i) the principal portion of any Liquidation Loss Amounts with respect to the HELOCs for the Payment Date, which total $_______, exceeds

                  (ii)  the sum of

                        (y) $_________, representing the Liquidation Loss Distribution Amount for the Payment Date; and

                        (z) $_________, representing the amount of the reduction in the Overcollateralization Amount for the Payment Date.

      (2) [The amount to be paid to the Holders of the Class A Notes on the Final Payment Date, which occurs on _____________, is $____________.]

      (3) The amounts available in the Payment Account to be distributed on such Payment Date on the Class A Notes pursuant to the Indenture in payment of the items identified in items (1) and (2) above, as reduced by any portion thereof that has been deposited in the Payment Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
      Section 362 of the United States Bankruptcy Code), is $_______________.

      Please be advised that, accordingly, a Deficiency Amount exists for the Payment Date identified above for the Class A Notes in the amount of $__________. This Deficiency Amount constitutes an Insured Amount payable by Financial Guaranty under the Policy.

[In addition, attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent and other documents required by the Policy in respect of Preference Amounts. The amount of the Preference Amount is $______________. This Preference Amount constitutes an Insured Amount payable by Financial Guaranty under the Policy.]

Accordingly, pursuant to the Indenture, this statement constitutes a notice for payment of an Insured Amount by Financial Guaranty in the amount of $_______________ under the Policy.

(b) No payment claimed hereunder is in excess of the amount payable under the Policy.

      The amount requested in this Notice should be paid to: [Payment Instructions]




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Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

      IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice of Nonpayment and Demand for Payment of Insured Amounts this _____ day of
______________________.

                                ________________________________________,
                                as Indenture Trustee

                                By: _____________________________________

                                Title: ___________________________________